UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 19, 2009

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13710 FNB Parkway Omaha, Nebraska	68154-5200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Today, November 19, 2009, the Federal Energy Regulatory Commission (FERC) announced that it had approved an order (RP10-148-000) instituting a section 5 proceeding in respect to Great Lakes Gas Transmission Limited Partnership (Great Lakes) to determine whether the rates charged by Great Lakes are just and reasonable.

The FERC instituted this proceeding after reviewing Great Lake’s 2008 Form 2 filed in April 2009.  The FERC is also instituting proceedings against two other pipeline companies, Northern Natural Gas Company and Natural Gas Pipeline Company of America LLC.

The FERC directed that an initial decision be issued within 47 weeks of the designation of a presiding judge, consistent with the Administrative Law Judge’s track II time frame for hearings. The FERC also indicated that the expedited schedule is not intended to foreclose any of the pipelines, its customers and FERC staff from reaching a reasonable settlement.

We are currently analyzing the matter and cannot predict the impact to Great Lakes at this time.

TC PipeLines, LP (the “Partnership”) owns a 46.45 per cent general partner interest in Great Lakes Gas Transmission Limited Partnership (“Great Lakes”). The other 53.55 per cent partner interest in Great Lakes is owned by subsidiaries of TransCanada Corporation.

Cautionary Statement Regarding Forward-Looking Information
This Form 8-K may include forward-looking statements regarding future events and the future financial performance of TC PipeLines, LP. Words such as “believes,” “expects,” “intends,” “forecasts,” “projects,” “cannot predict” and similar expressions identify forward-looking statements. All forward-looking statements are based on the Partnership’s current beliefs as well as assumptions made by and information currently available to the Partnership. These statements reflect the Partnership’s current views with respect to future events. The Partnership assumes no obligation to update any such forward-looking statements to reflect events or circumstances occurring after the date hereof. Important factors that could cause actual results to materially differ from the Partnership's current expectations include the risk of a prolonged slowdown in growth or decline in the U.S. economy or the risk of delay in growth recovery in the U.S. economy, regulatory decisions, particularly those of the Federal Energy Regulatory Commission, the ability of Great Lakes and Northern Border to recontract their available capacity on competitive terms, the Partnership’s ability to identify and/or consummate accretive growth opportunities from TransCanada or others, the ability to access capital and credit markets with competitive rates and terms, decisions by the operator of Northern Border, Great Lakes, North Baja and Tuscarora, the failure of a shipper on any one of the Partnership’s pipelines to perform its contractual obligations, supply of natural gas in the Western Canada sedimentary basin and in competing basins, such as the Rocky Mountains, future demand for natural gas, overcapacity in the industry, success of other pipelines competing with Northern Border and Great Lakes by bringing competing U.S. sourced gas to Northern Border’s and Great Lakes’ markets, and other risks inherent in the transportation of natural gas as discussed in the Partnership’s filings with the Securities and Exchange Commission, including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2008 and the Partnership’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Donald J. DeGrandis Donald J. DeGrandis Secretary

Dated:  November 19, 2009